United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2023

Date of Report (Date of earliest event reported)

Evergreen Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41271	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1.02, Level 1,

Glo Damansara, 699,

Jalan Damansara, Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +1 786 406 6082

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EVGR	The Nasdaq Stock Market LLC
Warrants	EVGRW	The Nasdaq Stock Market LLC
Units	EVGRU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2023, Evergreen Corporation (“EVGR”) issued an unsecured, non-interest bearing promissory note in the principal amount of $570,000 (the “Note”) to Evergreen LLC, EVGR’s sponsor. The maturity date of the Note shall be upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below, and the holder of the Note, in its sole discretion, may convert any or all of the unpaid principal under the Note into units of the Company, at a price of $10.00 per unit, upon consummation of the Company’s initial business combination. “Repayment/Conversion Trigger Event” means:

(i)	the closing of a merger, consolidation or other business combination pursuant to which the Company acquires an entity for its initial business combination; or

(ii)	the liquidation of EVGR on or before the expiration of the time available under EVGR’s certificate of incorporation for EVGR to consummate a business combination, or such later liquidation date as may be approved by EVGR’s stockholders, or such later liquidation date as may be approved by EVGR’s stockholders, that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Promissory Note to Evergreen LLC, dated September 21, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2023

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer